EXHIBIT 23.3

                Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-68961, 33-55128,
33-56322, 33-26775, 33-18873, 33-47618 and 33-111663) of
our report dated October 3, 2003, with respect to the financial statements of Lafarge Florida Inc. included in the Current Report (Form 8-K/A) of Florida Rock Industries,
Inc.



/s/ Ernst & Young LLP
McLean, Virginia
March 4, 2004


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